Exhibit (21)

                       SUBSIDIARIES OF REGISTRANT

1) One Valley Bank, National Association, a national banking association organized under the laws of the United States of America.

2)  One Valley Bank of Huntington, Inc., a West Virginia banking corporation.

3) One Valley Bank of Mercer County, Inc., a West Virginia banking corporation.

4) One Valley Bank of Martinsburg, National Association, a national banking association organized under the laws of the United States of America.

5)  One Valley Bank of Oak Hill, Inc., a West Virginia banking corporation.

6) One Valley Bank of Ronceverte, National Association, a national banking association organized under the laws of the United States of America.

7)  One Valley Bank of Morgantown, Inc., a West Virginia banking corporation.

8)  One Valley Bank of Summersville, Inc., a West Virginia banking corporation.

9) One Valley Bank - East, National Association, a national banking association organized under the laws of the United States of America.

10) The Empire National Bank of Clarksburg, a national banking association organized under the laws of the United States of America.

11) One Valley Bank of Marion County, National Association, a national banking association organized under the laws of the United States of America.

12) The Bank of Wadestown, a West Virginia banking corporation.

13) Mercantile Banking & Trust Company, a West Virginia banking corporation.

14) The Bank of Cameron, Inc., a West Virginia banking corporation.

15) The Sunshine Bank of Wheeling, a West Virginia banking corporation.

16) One Valley Services, Inc., a West Virginia corporation.

17) One Valley Square, Inc., a Texas corporation.

18) Sunrise Bancorp, Inc., a West Virginia corporation.